Exhibit 99.1

FSCO Announces Earnings Release and Conference Call Schedule for Third Quarter 2024

PHILADELPHIA, October 23, 2024 -- FS Credit Opportunities Corp. (NYSE: FSCO) today announced plans to host a conference call at 9:00 a.m. (Eastern Time) on Tuesday, November 26, 2024, to discuss its third quarter 2024 results. All interested parties are welcome to participate and can access the call by registering using the following URL: https://event.on24.com/wcc/r/4753878/A077B5151E85D48D1BA7EF6016E81021.

Participants are requested to register a day in advance or at a minimum 15 minutes before the start of the call. A replay of the call will be available by visiting the Investor Relations section of FSCO’s website at https://fsinvestments.com/fs-credit-opportunities-corp/.

An investor presentation of financial information will also be available by visiting the Investor Relations section of FSCO’s website after the market close on Monday, November 25, 2024.

Forward Looking Statements

Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to future events or the future performance or operations of FSCO (the “Fund”). Words such as “intends,” “will,” “expects,” and “may” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, geopolitical risks, risks associated with possible disruption to the Fund’s operations or the economy generally due to hostilities, terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in the Fund’s operating area, unexpected costs, the price at which the Fund’s shares of common stock may trade on the New York Stock Exchange and such other factors that are disclosed in the Fund’s filings with the Securities and Exchange Commission. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Fund undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

About FS Investments

FS Investments is a global alternative asset manager dedicated to delivering superior performance and innovative investment and capital solutions. The firm manages over $82 billion in assets for a wide range of clients, including institutional investors, financial professionals and individual investors. FS Investments provides access to a broad suite of alternative asset classes and strategies through its best-in-class investment teams and partners. With its diversified platform and flexible capital solutions, the firm is a valued partner to general partners, asset owners and portfolio companies. FS Investments is grounded in its high-performance culture and guided by its commitment to building value for its clients, investing in its colleagues and giving back to its communities. The firm has more than 500 employees across offices in the U.S., Europe and Asia and is headquartered in Philadelphia.

Contact Information:

Investor Relations

Joe Montelione

joseph.montelione@fsinvestments.com

Media

Sarah Hilferty

media@fsinvestments.com